Exhibit 4.45

INDIANA BELL TELEPHONE COMPANY, INCORPORATED

First Supplemental Indenture

This First Supplemental Indenture, dated as of December 1, 2017 (this “First Supplemental Indenture”), is entered into by and among Indiana Bell Telephone Company, Incorporated, a corporation duly organized and existing under the laws of the State of Indiana (the “Company” or the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (as successor in interest to Bank One, NA, as successor in interest to Harris Trust and Savings Bank), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of August 1, 1996, as amended and supplemented hereby (the “Indenture”), the Issuer has issued U.S.$83,316,000 of its 7.300% Debentures due August 15, 2026 (the “Debentures”);

WHEREAS, Section 902 of the Indenture provides, among other things, that, subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Company, when authorized by a Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under the Indenture;

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”), has offered to exchange (the “Exchange Offers”) any and all of the outstanding Debentures for its new 7.300% Global Notes due 2026 or for a new series of AT&T’s senior notes due November 15, 2046, upon the terms and subject to the conditions set forth in the offering memorandum, dated as of October 30, 2017 (the “OpCo Offering Memorandum”);

WHEREAS, in connection with the Exchange Offers, AT&T has also solicited consents from the holders of the Debentures to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the OpCo Offering Memorandum and set forth in Section 2 of this First Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where applicable, by AT&T of the conditions to the applicable Exchange Offer and the acceptance by AT&T for exchange of the Debentures validly tendered and not withdrawn pursuant to the applicable Exchange Offer;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of the Debentures to effect the Proposed Amendments under the Indenture with respect to the Debentures;

WHEREAS, the Issuer is undertaking to execute and deliver this First Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture and the Debentures with respect to the Debentures in connection with the Exchange Offers and the related consent solicitations;

WHEREAS, the Sole Shareholder of the Issuer has authorized and approved the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this First Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee mutually covenant and agree as follows:

Section 1. Definitions.

(a) As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Debentures that are deleted pursuant to the amendments set forth under this First Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Debentures, and all textual references in the Indenture and the Debentures exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this First Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2. Amendments to the Indenture.

(a) The Indenture shall hereby be amended by deleting the following Section of the Indenture and all references and definitions related thereto in their entirety, and this Section shall be of no further force and effect, and shall no longer apply to the Debentures, and the words “[INTENTIONALLY DELETED]” shall be inserted in place of the deleted text:

Section 1006 (Lien on Assets)

(b) Section 801 of the Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate with or merge into any other Person unless the Person formed by such consolidation or into which the Company is merged shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all additional amounts, if any, payable pursuant to Section 1004) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed.”

(c) The failure to comply with the terms of any of the deleted Sections or Clauses of the Indenture set forth in clause (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Debentures and shall no longer have any consequence under the Indenture.

Section 3. Miscellaneous.

(a) Ratification of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b) Headings. The headings of the Sections of this First Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c) Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d) Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e) Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f) Separability. In case any one or more of the provisions contained the Indenture or this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this First Supplemental Indenture, but the Indenture or this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g) Benefits of this First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this First Supplemental Indenture.

(h) Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

(i) Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Waiver of Jury Trial. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first above written.

INDIANA BELL TELEPHONE COMPANY, INCORPORATED, as Issuer

By: AT&T Teleholdings, Inc., as Sole Shareholder

By:	/s/ George B. Goeke
Name: George B. Goeke Title: Senior Vice President and Treasurer

[Signature Page to the First Supplemental Indenture to the Indiana Bell Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

[Signature Page to the First Supplemental Indenture to the Indiana Bell Indenture]